                                                                      EXHIBIT 12

                                 EAGLE FINANCE CORP.

                          RATIO OF EARNINGS TO FIXED CHARGES



                                                                    YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------
                                                     1996        1995        1994        1993        1992
                                                    -------     -------     -------     -------     -------
                                                                    (DOLLARS IN THOUSANDS)
    Net income (loss)                               $(5,349)    $   325     $ 3,951     $ 1,686     $ 1,070

    Added fixed charges:
         Cost of borrowing                            9,059       8,093       2,712       1,232       1,705
         One-third rental                               499         400         115         146         112
                                                    -------     -------     -------     -------     -------

         Total fixed charges                        $ 9,558     $ 8,493     $ 2,827     $ 1,378     $ 1,817
                                                    -------     -------     -------     -------     -------
                                                    -------     -------     -------     -------     -------

         Provision for income taxes                 $  (659)    $   197     $ 1,167          --          --
                                                    -------     -------     -------     -------     -------
                                                    -------     -------     -------     -------     -------

    Total "earnings" (net income (loss), fixed
              charges, and income taxes)            $ 4,868     $ 9,015     $ 7,945     $ 3,064     $ 2,887
                                                    -------     -------     -------     -------     -------
                                                    -------     -------     -------     -------     -------

    Ratio of "earnings" to fixed charges               0.51        1.06        2.81        2.22        1.59
                                                    -------     -------     -------     -------     -------
                                                    -------     -------     -------     -------     -------
